Exhibit 99.3

UNAUDITED INTERIM FINANCIAL STATEMENTS OF MEDEFFICIENCY, INC.

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

Medefficiency, Inc.
Balance Sheets
(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current Assets
Cash and equivalents	$730,480	$829,936
Accounts receivable, net	643,237	550,590
Inventories, net	225,849	334,045
Prepaid expenses and other current assets	132,142	140,017
Deferred tax asset	152,500	203,000
Total current assets	1,884,208	2,057,588
Equipment and improvements, net	85,522	63,562
Identifiable intangible assets	100,525	78,736
Other assets	2,250	2,248
Deferred tax asset, long-term	—	16,700
Total Assets	$2,072,505	$2,218,834
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
Accounts payable	$281,786	$431,354
Accrued expenses and other current liabilities	152,779	253,629
Total current liabilities	434,565	684,983
Deferred rent	2,948	5,159
Deferred tax liability	1,000	—
Total liabilities	438,513	690,142
Shareholders Equity
Convertible preferred stock, $.01 par value: 5,000,000 shares authorized; issued and outstanding 2,192,500 at March 31, 2012 and December 31, 2011 (liquidation preference of $1,096,250 at March 31, 2012)	21,925	21,925
Common stock, $.001 par value; 10,000,000 shares authorized: issued and outstanding 3,565,929 at March 31, 2012 and December 31, 2011	3,566	3,566
Additional paid-in capital	2,215,076	2,210,146
Accumulated deficit	(606,575)	(706,945)
Total Shareholders Equity	1,633,992	1,528,692
Total Liabilities and Shareholders Equity	$2,072,505	$2,218,834

Medefficiency, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
Net Sales	$1,497,481	$1,158,362
Cost of Sales	536,371	441,247
Gross Profit	961,110	717,115
Operating Expenses
Selling, general and administrative	733,566	579,814
Research and development	52,295	39,020
Depreciation and amortization	7,627	6,073
Total operating expenses	793,488	624,907
Operating Income	167,622	92,208
Other Income:
Interest	857	273
Other	91
Total other income	948	273
Income before taxes	168,570	92,481
Income taxes	68,200	18,900
Net Income	$100,370	$73,581

Medefficiency, Inc.
Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
Operating Activities
Net Income	$100,370	$73,581
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,088	6,073
Change in allowance for doubtful accounts
Change in inventory reserve		568
Stock based compensation expense	4,930	5,205
Deferred income taxes	68,200	18,900
Changes in operating assets and liabilities:
Accounts receivable	(92,647)	(40,837)
Inventories	108,196	(24,597)
Prepaid expenses and other	7,875	(25,684)
Accounts payable	(149,568)	53,138
Accrued expenses and other	(103,063)	(21,238)
Net cash (used in) provided by operating activities	(47,619)	39,576
Investing Activities
Purchase of equipment and improvements	(28,436)	(13,552)
Purchase of intangible assets	(23,401)	(6,361)
Net cash used in investing activities	(51,837)	(19,913)
Financing Activities
Issuance of common stock
Net cash provided by financing activities
Net (decrease) increase in cash and cash equivalents	(99,456)	19,663
Cash and cash equivalents
Beginning of period	829,936	348,362
End of period	$730,480	$368,025

MEDEFFICIENCY, INC.

NOTES TO INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

1. Organization and summary of significant accounting policies:

Business:

MedEfficiency, Inc. (the “Company”, or “MEI”), a Delaware corporation, was formed on October 15,2002. The Company engages in the development, manufacturing and marketing of medical devices for treating chronic wounds and lower extremity injuries. MedEfficiency specializes in total contact casting (“TCC”) products, which are considered the gold standard for off-loading diabetic foot ulcers. The Company’s products are distributed throughout the United States.

Cash and cash equivalents:

The Company considers all highly liquid, short-term investments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. At March 31, 2012, the balance in money market accounts was $110,454. Cash equivalents are classified within Level l in accordance with the three-tiered fair value hierarchy prescribed by Financial Accounting Standards Board (“FASB”) guidance, as the cash equivalents are valued using inputs observable in active markets for identical securities.

The Company maintains a majority of its cash and cash equivalents in accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to significant credit risk relating to cash and cash equivalents because the Company maintains its cash and cash equivalents with high credit quality financial institutions.

Inventories:

Inventories are stated at the lower of cost or market and consist of TCC products and components used for kitting and assembly of the Company’s TCC products. Cost is determined by the average-cost method. The elements of cost in inventories include materials, labor and overhead.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided by use of the straight-line method over the estimated useful lives of the related assets of 3 to 7 years. Maintenance and repairs are expensed as incurred and improvements are capitalized.

Impairment of long-lived assets:

Management assesses the carrying values of long-lived assets for impairment when events or changes in circumstances indicate that the carrying amounts may not be recoverable. The carrying amount is not considered recoverable if it exceeds the sum of undiscounted cash flows expected to be generated by the asset. When a long-term asset is determined to be impaired, the related carrying amount is adjusted to its estimated fair value.

Deferred rent:

Rent expense under non-cancelable operating leases with scheduled rent increases or free rent periods is accounted for on a straight-line basis over the lease term. The amount of the excess of straight-line rent expense over scheduled payments is recorded as a deferred rent liability.

Product warranty:

The Company’s products carry a limited warranty for defects in quality and workmanship for up to 6 months. If a product is found to be defective, the Company will generally be reimbursed by the manufacturer for the cost of the product. Warranty claims on the Company’s products have historically been insignificant.

MEDEFFICIENCY, INC.

NOTES TO INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

1. Organization and summary of significant accounting policies:  – (continued)

Revenue recognition and accounts receivable:

Revenue from the sale of products is recognized when each of the following four conditions are met: 1) a contract or sales arrangement exists; 2) products have been shipped and title has transferred; 3) the price of the products is fixed or determinable; and 4) collectability is reasonably assured. Additionally, the Company collects sales taxes, which are presented on a net basis (excluded from net sales) on the statement of income.

The Company grants credit, generally without collateral, to its customers. Accounts receivable balances represent amounts due from customers and are reported net of allowances for doubtful accounts. The Company records allowances for doubtful accounts when it is probable that the accounts receivable balance will not be collected. When estimating the allowance for doubtful accounts, the Company takes into consideration factors such as its day-to-day knowledge of the financial position of specific clients. Increases in the allowance for doubtful accounts are recorded as charges to bad debt expense and are reflected in administrative and selling expenses in the Company’s statement of income. Write-offs of uncollectible accounts are charged against the allowance for doubtful accounts.

Shipping and handling fees and costs:

The Company records shipping and handling fees billed to customers as revenue, and shipping and handling costs incurred by the Company in cost of sales.

Research and development costs:

Research and development costs are expensed when incurred.

Stock based compensation:

The Company accounts for stock-based compensation under Accounting Standards Codification 718 (ASC 718) (formerly — SFAS No. 123 (revised 2004)), Share-Based Payment. ASC 718 requires the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. ASC 718 also requires the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (generally the vesting period). The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model.

Income taxes:

The Company recognizes deferred tax assets and liabilities for the future expected tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

In addition, the Company follows accounting guidance issued by the FASB related to the application of accounting for uncertainty in income taxes. Under this guidance, the Company assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. Management does not believe that there are any current tax positions that would result in an asset or liability for taxes being recognized in the accompanying financial statements.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax positions as a component of income tax expense.

MEDEFFICIENCY, INC.

NOTES TO INTERIM FINANCIAL STATEMENTS

(UNAUDITED)

1. Organization and summary of significant accounting policies:  – (continued)

Use of estimates in financial statement preparation:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. Inventories:

At March 31, 2012 and December 31, 2011, inventories consisted of the following:

	2012	2011
Raw materials	$182,256	$340,441
Finished goods	58,593	8,604
Less: inventory reserve	(15,000)	(15,000)
	$225,849	$334,045

Deposits on inventory of $69,958 and $103,107 at March 31, 2012 and December 31, 2011, respectively, (included in prepaid expenses and other on the balance sheet), represented cash paid to suppliers for raw materials.

3. Income taxes:

Income tax expense for the three months ended March 31, 2012 and 2011 consisted of the following:

	2012	2011
Tax provision:
Deferred tax expense – Federal	$59,926	$16,588
Deferred tax expense – State	8,274	2,312
Income tax expense	$68,200	$18,900

The income tax expense for the three months ended March 31, 2012 and 2011 was primarily due to the utilization of available federal and state net operating losses.